                                 EXHIBIT (d)(3)

   Form of Sub-Advisory Agreement between BB&T Asset Management, Inc. and UBS
                    Global Asset Management (Americas) Inc.

                          FORM OF SUB-ADVISORY CONTRACT

         This agreement (the "Contract"), dated as of _______________, 2003, is between BB&T Asset Management, Inc., a North Carolina corporation with an office in Raleigh, North Carolina (the "Manager"), and UBS Global Asset Management (Americas) Inc., a Delaware corporation (the "Sub-Adviser").

                                    RECITALS

         (1) Manager has entered into an Investment Advisory Contract, dated as of February 1, 2001 ("Advisory Contract"), with BB&T Funds (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") with respect to the series of the Trust designated as the International Equity Fund (the "Series");

         (2) Manager wishes to retain the Sub-Adviser to furnish certain investment advisory services to Manager and the Series; and

         (3) The Sub-Adviser is willing to furnish such services upon the terms and conditions and for the compensation set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Manager and the Sub-Adviser agree as follows:

         1. Appointment. Manager hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Series for the period and on the terms set forth in this Contract. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, in exchange for the compensation herein provided. The Sub-Adviser shall, for all purposes herein, be deemed to be an independent contractor and shall not, except as expressly provided or authorized, have the authority to act for or to represent the Series or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

         2.       Duties as Sub-Adviser.

         (a) Subject to the supervision and direction of the Trust's Board of Trustees (the "Board") and review by Manager, and any written guidelines adopted by the Board or Manager and furnished to the Sub-Adviser, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets ("Segment") of the Series, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Series or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Series or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders with broker-dealers, which may include broker-dealers affiliated with Sub-Adviser, subject to compliance with Rule 17e-1 under the 1940 Act for investments and for other related transactions for the Series or Segment. Manager delegates to Sub-Adviser and Sub-Adviser shall have the responsibility and authority to vote proxies solicited by, or with respect to, the issuers of securities held in the Series or the Sub-Adviser's Segment of the Series. Manager shall provide (or cause the Series' custodian to provide) to Sub-Adviser all proxy solicitation materials and shall assist Sub-Adviser in its efforts to conduct the proxy voting process. The Sub-Adviser will provide services under this Contract in accordance with the Series' investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (the "Registration Statement"). Manager agrees that Sub-Adviser shall not be charged with knowledge of any of the foregoing until such information is received (in written form) by Sub-Adviser.

         (b) The Sub-Adviser agrees that, in placing orders with broker-dealers, it will seek to obtain the best net result in terms of price and execution; provided that, on behalf of the Series, the Sub-Adviser may, in its discretion, use broker-dealers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series or Segment, and the Sub-Adviser may pay to those broker-dealers in return for brokerage and research services a higher commission than may be charged by other broker-dealers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser and its affiliates to the Series or its other clients over which they have investment discretion and that the total commissions paid by the Series or Segment will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to the Manager, the Trust or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Series or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Series and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts over a period of time on a fair and equitable basis relative to each account. Manager recognizes that in some cases this procedure may adversely affect the results obtained for the Series or Segment.

         (c) The Sub-Adviser will maintain, in connection with the Sub-Adviser's investment advisory obligations provided to the Series, all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Series or Segment, and will furnish the Board and Manager with such periodic and special reports as the Board or Manager reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Series are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records or copies thereof that it maintains for the Series upon request by the Trust or Manager; provided, however, that Sub-Adviser may retain copies of any records to the extent required for it to comply with applicable law. Notwithstanding the foregoing, the Sub-Adviser has no responsibility for the maintenance of the Trust's records, except insofar as directly related to the services provided to the Series.

         (d) At such times as shall be reasonably requested by the Board or Manager, the Sub-Adviser will provide the Board and Manager with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Series or Segment and make available to the Board and Manager any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

         (e) The Sub-Adviser will not make loans to any person to purchase or carry shares in the Trust or make loans to the Trust.

         (f) During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with the performance of its services under this Contract, other than: the cost of securities (including brokerage commissions, if any) purchased for the Series. Notwithstanding the foregoing, the Sub-Adviser shall not bear expenses related to the operation of the Trust or any Series including, but not limited to, taxes, interest, brokerage fees and commissions and any extraordinary expense items.

         (g) By SWIFT messaging, the Sub-Adviser will communicate to the Manager and to the Trust's custodian and fund accountants as instructed by Manager on each day that a purchase or sale of a security is effected for the Series (i) the name of the issuer, (ii) the amount of the purchase or sale,
(iii) the name of the broker or dealer, if any, through which the purchase or sale was effected, (iv) the CUSIP number of the security, if any, and (v) such other information as the Manager may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Contract.

         (h) The Sub-Adviser will promptly review all (i) reports of security holdings in the Series, (ii) summary reports of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order) and (iii) current cash position reports (including cash available from portfolio sales and maturities and sales of the Series' shares less cash needed for redemptions and settlement of portfolio purchases), all within a reasonable time after receipt thereof from the Trust (or the Series' custodian) and will report any material errors or discrepancies in such reports to the Series' custodian within three (3) business days after discovery of such discrepancies. Manager agrees that Sub-Adviser shall not be charged with knowledge of any of the foregoing until such information is received (in written form) by Sub-Adviser.

         3. Further Duties. In all matters relating to the performance of this Contract, the Sub-Adviser will (a) act in conformity with the Series' investment strategies and restrictions as stated in the Trust's Registration Statement and with the written instructions and written directions of the Board or the Manager, subject to receipt of such additional information as may be required from the Manager in accordance with this Contract, and (b) comply, in connection with the Sub-Adviser's investment advisory obligations provided to the Series, with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act") and with the rules under each, (c) manage the Series so that, to the extent within the control of Sub-Adviser, the Series will qualify at all times as a regulated investment company under Subchapter M of the Internal Revenue Code ("Code"), as applicable to regulated investment companies; and (d) comply with all other federal and state laws and regulations applicable to the Trust and the Series.

         Sub-Adviser does not represent or warrant that it will achieve the investment objective of the Series.

         4. Duties of Manager. Manager agrees to provide to the Sub-Adviser copies of the Trust's current Registration Statement, written instructions and directions of the Board and Manager, and any written policies or procedures adopted by the Board applicable to the Series and any amendments, revisions or supplements to any of these materials as soon as practicable after such materials become available. Manager further agrees to identify to the Sub-Adviser (in writing) any broker-dealers that are affiliated with the Manager or the Trust. Manager shall provide (or cause the Series' custodian to provide) timely information to Sub-Adviser regarding such matters as the composition of assets of the Series, cash requirements and cash available for investment in the Series, and all other reasonable information as may be necessary for Sub-Adviser to perform its duties and responsibilities herein. Manager agrees that Sub-Adviser shall not be charged with knowledge of any of the foregoing until such information is received (in written form) by Sub-Adviser.

         5.       Compensation.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Contract in respect of the Series, Manager will pay to the Sub-Adviser a sub-advisory fee, specified in Exhibit A to this Contract. If the Sub-Adviser is managing a Segment, its fees will be based on the value of assets of the Series within the Sub-Adviser's Segment.

(b) If this Contract becomes effective or terminates as to the Series before the calendar end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs with respect to such Series.

         6. Limitation of Liability. Neither the Sub-Adviser, nor any of its directors, officers, employees, agents, or affiliates shall be liable for any error of judgment or mistake of law or for any loss suffered by the Series, the Trust, the Manager or their shareholders, in connection with the matters to which this Contract relates, except for losses resulting from the Sub-Adviser's
(a) willful misfeasance, bad faith or gross negligence on its part in the performance of its duties, or (b) from the reckless disregard of its obligations and duties under this Contract. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

         7.       Representations of the Sub-Adviser.

         (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act; (ii) is not prohibited by the 1940 Act, the Advisers Act, or any other applicable federal, state, regulatory, or industry self-regulatory agency's requirements, from performing the investment advisory services contemplated by this Contract; (iii) has the authority to enter into and perform the services contemplated by this Contract; and (iv) will promptly notify Manager of any event that would disqualify the Sub-Adviser from providing investment advisory services as a sub-adviser of an investment company pursuant to Section 9(a) of the 1940 Act or a provision of the Advisers Act.

         (b) The Sub-Adviser has adopted a written code of ethics and appropriate procedures complying with the requirements of Rule 17j-1 under the 1940 Act and has provided Manager with a copy of such code of ethics. Manager acknowledges receipt of Sub-Adviser's current code of ethics. Within thirty days of the end of the last calendar quarter of each full or partial year that this Contract is in effect, the appropriate compliance person of Sub-Adviser shall provide to Manager any certifications required by Rule 17j-1 that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation.

         (c) The Sub-Adviser has provided Manager with a copy of its Form ADV (including Part II thereof), as most recently filed with the SEC.

         8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive and the Sub-Adviser and its affiliates shall be free to furnish similar services to others (including other investment companies) so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Contract shall limit or restrict the right of any trustee, director, officer or employee of the Sub-Adviser, who may also be a Trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. Manager acknowledges that Sub-Adviser and its affiliates may give advice and take actions in the performance of its duties to clients which differ from the advice, or the timing and nature of actions taken, with respect to other clients' accounts or employee accounts which may invest in some of the same securities recommended to advisory clients. In addition, advice provided by the Sub-Adviser may differ from advice given by its affiliates.

         9.       Duration and Termination.

         (a) This Contract shall become effective as to the Series upon the latest of (i) the date of its execution by both parties, (ii) the date of its approval by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval or (iii) if required by the 1940 Act, the date of its approval by a majority of the respective Series' outstanding voting securities, unless in the case of (iii), the Trust complies with the terms of any SEC exemptive order or rule permitting it to enter into or modify the Contract without such vote.

         (b) Unless sooner terminated as provided herein as to the Series, this Contract shall continue until September 30, 2004. Thereafter, if not terminated as to the Series, this Contract shall automatically renew and continue thereafter for successive periods of 12 consecutive months each; subject to the condition that such continuance is specifically approved at least annually: (i) by a vote of a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by either the Board or by a vote of a majority of the outstanding voting securities of such Series.

         (c) Notwithstanding the foregoing, with respect to the Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Series on not more than 60 days' written notice to the Sub-Adviser. The Manager, after providing 60 days' prior written notice to Sub-Adviser, may also terminate the Contract, without payment of penalty (i) in the event of a material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 7 of this Contract if such breach is not cured within a 20 day period after written notice from Manager to Sub-Adviser of such breach, or (ii) if, in the reasonable judgment of Manager, the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract. The Sub-Adviser may terminate this Contract at any time, without payment of any penalty, on 60 days' written notice to Manager. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract as it relates to the Series, as applicable, except to the extent permitted by Paragraph 16 hereof.

         10. Amendment of this Contract. This Contract may not be waived, modified, or amended without such waiver, modification, or amendment written in an instrument signed by all parties hereto. No amendment of this Contract as to the Series shall be effective until approved by vote of (i) a majority of the Independent Trustees and (ii) a majority of the Series' outstanding voting securities unless in the case of (ii), the Trust complies with the terms of any SEC exemptive order or rule permitting it to modify to the Contract without such vote. A party's failure to insist at any time upon strict compliance with this Contract will not constitute a waiver by either party of any of its rights.

         11. Governing Law. This Contract shall be construed in accordance with the 1940 Act and the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Illinois conflict with the applicable provisions of the 1940 Act, the latter shall control.

         12. Miscellaneous. (a) This Contract, including any Exhibits, contains the entire understanding between Manager and the Sub-Adviser, with respect to its subject matter and supercedes all prior and contemporaneous oral and written understandings and agreements. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "dealer," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Contract may be signed in counterpart.

         (b) Sub-Adviser acknowledges that it will provide its services hereunder in accordance with its fiduciary obligations and will manage the Series only in the best interests of the Series.

         13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or Manager upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested, or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Manager will be sent to the attention of Keith Karlawish, at 434 Fayetteville Street Mall, Raleigh, North Carolina 27601. All notices provided to the Sub-Adviser will be sent to the attention of Lisa Blake, UBS Global Asset Management, 51 W. 52nd Street, New York, New York 10019.

         14. Use of Name of Sub-Adviser. Without the prior express written consent of the Sub-Adviser, Manager agrees that it shall not (i) use the name, logo, insignia, or other identifying mark of Sub-Adviser or any affiliated person of Sub-Adviser or any derivative of any logo or trade or service mark thereof, or (ii) describe Sub-Adviser, or any affiliated person of Sub-Adviser, or disclose information related to the business of the Sub-Adviser or any of its affiliates, in any manner, in any materials, including registration statements and marketing and sales materials, without (a) providing such materials to Sub-Adviser within a reasonable time prior to such proposed use, and providing Sub-Adviser reasonable time to approve, modify or reject such materials; and (b) Sub-Adviser's written prior approval thereof. Sub-Adviser agrees that it shall not unreasonably withhold approval of any such materials. Manager and Sub-Adviser agree that, as between the parties, the Sub-Adviser owns all rights, title, and interest to (and shall remain the exclusive owner of) all intellectual property rights related to "UBS".

         15. Disclosure. Manager acknowledges receipt of the Sub-Adviser's Form ADV, Part II, more than forty-eight (48) hours prior to execution of this Contract.

         16. Supplemental Services. The Sub-Adviser may enter into arrangements with other persons affiliated with the Sub-Adviser, or with unaffiliated third parties, to better enable the Sub-Adviser to fulfill its obligations under this Contract for the provision of certain personnel and facilities to the Sub-Adviser.

         17.      Confidentiality.

         Each party to this Contract shall keep confidential any nonpublic information concerning the other party and will not use or disclose such information for any purpose other than the performance of its responsibilities and duties hereunder, unless the non-disclosing party has authorized in writing such disclosure or if such disclosure is expressly required by applicable federal or state regulatory authorities. Nonpublic information shall not include information a party to this Contract can clearly establish was (a) known to the party prior to this Contract and in possession of the receiving party who in good faith believes that such information is without any obligation of confidentiality; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Contract; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the nonpublic information.

         18.      Representations of the Manager.

         The Manager represents that it (i) has obtained all approvals required under the 1940 Act, (ii) is not prohibited by any contract, or by the 1940 Act, the Advisers Act, or any other applicable federal, state, regulatory, or industry self-regulatory agency's requirements, from entering this Contract,
(iii) is registered as an investment adviser under the Advisers Act; (iv) has the authority to enter into this Contract; and (v) will promptly notify Sub-Adviser upon termination of the Advisory Contract as it relates to the Series.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the dates written below.

BB&T Asset Management, Inc.          UBS Global Asset Management (Americas) Inc.

By:____________________________      By:____________________________
Name:__________________________      Name:__________________________
Title:_________________________      Title:_________________________
Date:__________________________      Date:__________________________

                                     By:____________________________
                                     Name:__________________________
                                     Title:_________________________

                                    EXHIBIT A

FEE SCHEDULE

For the services provided by Sub-Adviser pursuant to the attached Sub-Advisory Contract, the Manager will pay the Sub-Adviser a fee, computed daily and payable monthly, based on the average daily net assets at the following annual rates.

                                         ANNUAL ADVISORY FEE
                                         PAYABLE BY MANAGER
FUND                                       TO SUB-ADVISER
----                                     ------------------
BB&T International Equity Fund         On the first $50,000,000             0.45%
                                       On the next $50,000,000              0.43%
                                       On the next $100,000,000             0.38%
                                       On the next $300,000,000             0.38%